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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 on Form S-4 to Form S-1 of Integrated Electrical Services, Inc. of our report dated July 14, 1998, on the financial statements of Prime Electric Company included in Integrated Electrical Services, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 1999, and to all references to our firm in this registration statement.

                            Hertzbach & Company, P.A.
                           HS&S Professional Building
                               10 Music Fair Road
                             Owings Mills, MD 21117


April 9, 1999